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                            INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of National Quality Care, Inc. (formerly Sargent, Inc.) on Form S-8 of our report dated September 14, 1995, appearing in the Annual Report on Form 10-KSB of Sargent, Inc. for the year ended July 31, 1995.




                             Ehrhardt Keefe Steiner & Hottman PC



February 14, 1997
Denver, Colorado